Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Rick Moberg
Aware, Inc.
781-276-4000

Aware, Inc. Reports Fourth Quarter and 2010
Financial Results

BEDFORD, MASS. – February 3, 2011 – Aware, Inc. (NASDAQ: AWRE), a leading supplier of technology and software for the telecommunications and biometrics industries, today reported financial results for its fourth quarter and year ended December 31, 2010.

Revenue for the fourth quarter of 2010 was $6.8 million, an increase of 24% compared to $5.5 million in the same quarter last year. Net income for the fourth quarter of 2010 was $230,000, or $0.01 per diluted share. These results compared to net income of $5.8 million, or $0.29 per diluted share, for the same period a year ago. Net income in the fourth quarter of 2009 included a $6.2 million gain on the sale of assets.

For the year ended December 31, 2010, revenue increased 7% to $23.6 million, compared to $22.0 million in 2009.  Net income for the year ended December 31, 2010 was $180,000, or $0.01 per diluted share. In 2009, net income was $1.0 million, or $0.05 per diluted share, and included the previously mentioned $6.2 million gain on the sale of assets.

The Company reports its net income and basic and diluted net income per share in accordance with U.S. generally accepted accounting principles (GAAP), and additionally, on a non-GAAP basis. Non-GAAP net income, where applicable, excludes the effect of stock-based compensation expense. The Company uses the non-GAAP information internally to evaluate its operating performance and believes these non-GAAP measures are useful to investors as they provide additional insight into the underlying operating results. However, non-GAAP measures are not stated in accordance with, should not be considered in isolation from, and are not a substitute for, GAAP measures. A reconciliation of GAAP to non-GAAP results has been provided in the attached financial tables.

Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: ir@aware.com

Aware, Inc. Reports Fourth Quarter and 2010 Financial Results	Page 2

Non-GAAP net income for the fourth quarter of 2010, excluding the effect of $326,000 of stock-based compensation, was $556,000, or $0.03 per diluted share. These results compared to non-GAAP net income of $6.1 million, or $0.31 per diluted share, for the fourth quarter of 2009, excluding the effect of $261,000 of stock-based compensation.

For the year ended December 31, 2010, the company had non-GAAP net income, excluding the effect of $1.5 million of stock-based compensation, of $1.7 million, or $0.08 per share. These results compared to non-GAAP net income of $2.7 million, or $0.13 per diluted share, for the year ended December 31, 2009, excluding the effect of $1.7 million of stock-based compensation.

Edmund Reiter, Aware’s president and chief executive officer, said, “We are pleased to have grown revenues and substantially improved our operating performance in our first full year of operations following the sale of our DSL chip licensing business.  Our goal for 2011 is to build on these results by growing revenues in our DSL test and biometrics markets with higher value products and services.”

Note:  Aware’s conference call will be broadcast live over the Internet today, February 3, 2011 at 5:00 p.m. Eastern Time.   To listen to the call, please go to www.aware.com/ir.  The conference call may also be heard by calling 719-457-2727 and referencing the confirmation number 4347445.  A replay of the call will be archived on our website after the call.

About Aware
Aware is a leading technology and software supplier for the telecommunications and biometrics industries. Aware has pioneered innovations at telecommunications standards-setting organizations for DSL and home networking. Telecom equipment vendors and phone companies use Aware's DSL test and diagnostics modules and Dr. DSL® software to provision and troubleshoot DSL circuits globally. Aware is also a veteran of the biometrics industry, providing biometric and imaging software components used in government systems worldwide since 1992. Aware's interoperable, standard-compliant, field-proven imaging products are used in a number of applications, from border management to criminal justice to medical imaging. Aware is a publicly held company (NASDAQ: AWRE) based in Bedford, Massachusetts.  www.aware.com

Aware, Inc. Reports Fourth Quarter and 2010 Financial Results	Page 3

Safe Harbor Warning
Portions of this release contain forward-looking statements regarding future events and are subject to risks and uncertainties, such as estimates or projections of future revenue and earnings and the growth of the DSL test and diagnostics and biometrics markets. Aware wishes to caution you that there are factors that could cause actual results to differ materially from the results indicated by such statements. General factors include, but are not limited to: our quarterly results are unpredictable and may fluctuate significantly; our business is subject to rapid technological change; we face intense competition from a wide range of competitors; current economic conditions, including the credit crisis affecting the financial markets; our intellectual property is subject to limited protection; our ability to obtain or enforce patents could be affected by new laws, regulations or rules; and our business may be affected by government regulations. DSL test and diagnostic factors include, but are not limited to: our DSL test and diagnostic businesses depend upon a limited number of customers; the success of our DSL test and diagnostics products businesses requires telephone companies to install DSL service in volume; our test and diagnostic hardware and software products could have quality problems; we depend on a single source contract manufacturer for the manufacture of our DSL hardware products; and we are dependent on single source suppliers for components in our DSL hardware products. Biometric factors include, but are not limited to: market acceptance of our biometric technologies and products; changes in contracting practices of government or law enforcement agencies; the failure of the biometrics market to experience continued growth; announcements or introductions of new technologies or products by our competitors; failures or problems in our biometric software products; delays in the adoption of new industry biometric standards; growth of proprietary biometric systems which do not conform to industry standards; our ability to sell services contracts in a manner that is consistent with our business model; our ability to deliver services contract milestones; and our dependence on third party contractors and consultants to deliver certain services contract milestones. We refer you to the documents Aware files from time to time with the Securities and Exchange Commission, specifically the section titled Risk Factors in our annual report on Form 10-K for the fiscal year ended December 31, 2009 and other reports and filings made with the Securities and Exchange Commission.

Aware and Dr. DSL are trademarks or registered trademarks of Aware, Inc.
Any other trademarks appearing herein are the property of their respective owners.

Aware, Inc. Reports Fourth Quarter and 2010 Financial Results	Page 4

AWARE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue:
Product sales	$5,326	$4,044	$18,914	$15,376
Contract revenue	949	887	1,992	4,611
Royalties	547	555	2,654	2,055
Total revenue	6,822	5,486	23,560	22,042

Costs and expenses:
Cost of product sales (1)	1,250	475	4,362	2,887
Cost of contract revenue (1)	362	362	714	2,896
Research and development (1)	1,898	2,576	8,096	11,920
Selling and marketing (1)	1,135	1,190	4,283	4,707
General and administrative (1)	1,969	1,302	6,438	5,114
Total costs and expenses	6,614	5,905	23,893	27,524

Income (loss) from operations	208	(419)	(333)	(5,482)
Gain on sale of assets	-	6,230	-	6,230
Other income	-	-	425	-
Interest income	22	21	90	238

Income before provision for income taxes	230	5,832	182	986
Benefit from/(provision for) income taxes	-	2	(2)	(4)

Net income	$230	$5,834	$180	$982

Net income per share – basic	$0.01	$0.29	$0.01	$0.05
Net income per share – diluted	$0.01	$0.29	$0.01	$0.05

Weighted average shares – basic	20,040	19,796	19,971	20,869
Weighted average shares – diluted	20,527	19,802	20,182	20,874

(1)	The amounts in the Consolidated Statements of Operations above include stock-based compensation as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Cost of product sales	$2	$3	$10	$10
Cost of contract revenue	7	9	19	114
Research and development	69	63	337	521
Sales and marketing	22	44	98	293
General and administrative	226	142	1,031	799
Total stock-based compensation costs	$326	$261	$1,495	$1,737

Aware, Inc. Reports Fourth Quarter and 2010 Financial Results	Page 5

AWARE, INC.
NON-GAAP FINANCIAL MEASURES AND RECONCILIATION
(In thousands, except per share data)
 (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP net income	$230	$5,834	$180	$982
Stock-based compensation	326	261	1,495	1,737
Non-GAAP net income	$556	$6,095	$1,675	$2,719

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP net income per share	$0.01	$0.29	$0.01	$0.05
Stock-based compensation	0.02	0.02	0.07	0.08
Non-GAAP net income per share	$0.03	$0.31	$0.08	$0.13

Aware, Inc. Reports Fourth Quarter and 2010 Financial Results	Page 6

AWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31, 2010	December 31, 2009
ASSETS
Cash and investments	$39,949	$39,669
Accounts receivable, net	4,968	3,565
Inventories, net	1,863	1,113
Property and equipment, net	6,360	6,744
Other assets, net	260	363

Total assets	$53,400	$51,454

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$3,197	$2,501

Long-term deferred revenue	320	593

Total stockholders’ equity	49,883	48,360

Total liabilities and stockholders’ equity	$53,400	$51,454

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Aware, Inc.  •  40 Middlesex Turnpike  •  Bedford, MA  USA  01730-1432
Tel: (781) 276-4000  •  Fax: (781) 276-4001  •  E-mail: ir@aware.com